UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2009

Nexstar Broadcasting Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50478 (Commission File Number)	23-3083125 (I.R.S. Employer Identification No.)

5215 N. O’Connor Boulevard

Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2009, Matthew E. Devine, Executive Vice President and Chief Financial Officer of Nexstar Broadcasting Group, Inc. (the “Company”), notified the Company that he resigned effective May 11, 2009 to pursue other opportunities. Mr. Devine’s determination to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 11, 2009, Shirley E. Green, currently the Company’s Vice President, Controller and Secretary, was appointed as Interim Chief Financial Officer, effective as of May 11, 2009. Ms. Green, age 49, has served as the Company’s Vice President, Controller since October 2008. Ms. Green served as Vice President, Finance from February 2001 to October 2008. Prior to that time, Ms. Green served as the Company’s Controller from 1997 to 2001. Prior to joining the Company, from 1994 to 1997, Ms. Green was Business Manager at KOCB, Oklahoma City, Oklahoma, which was owned by Superior Communications Group, Inc.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 11, 2009, announcing the resignation of Matthew E. Devine as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

Dated: May 15, 2009	By:	/s/ Shirley E. Green
		Name:	Shirley E. Green
		Title:	Interim Chief Financial Officer and Vice President, Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 11, 2009, announcing the resignation of Matthew E. Devine as Chief Financial Officer.